A G R E E M E N T


The Guangzhou MTR (Mass Transit Railway) Company of Guangdong, the People's Republic of China ("China") and the Guangzhou Chuangrun Media Company Limited based on the [Contract Law of The People's Republic of China] and other related rules and regulations, under equal and mutual benefit basis; hereby signs the Guangzhou MTR Lines 1 and 2 twelve station (stations named) wrapped pillar advertising contract, for both sides to abide to.

                             Chapter 1 - Definitions

Item 1 For this contract and other related appendices, the definitions of the following terms and meanings are set as follows:

      1. "One side" means the Guangzhou MTR Company or the Guangzhou Chuangrun Media Company Limited.

      2. "Both sides "mean the Guangzhou MTR Company and the Guangzhou Chuangrun Media Company Limited.

      3.    "This Contract" means this executed contract.

                        Chapter 2 - The Contract Parties

Item 2 The contract parties are:

      1. The Guangzhou MTR Company (hereafter "Party A") is incorporated under China Law and is a legal entity of good standing. Registered at the Guangzhou Department of Commerce, number 4401011301026.

                  Legal Address:            219 Zhong Sang Fifth Road
                                            Zhong Lui Building 16/F
                                            Guangzhou, China
                  Legal Representative:     Lu Guanglin
                  Position:                 General Manager
                  Nationality:              Chinese

      2. The Guangzhou Chuangrun Media Company Limited (hereafter "Party B") incorporated under Chinese Law and is a legal entity of good standing. Registered at the Guangzhou Department of Commerce, number 4401062016711.

                  Legal Address:            168 Jiang Nan Da Dao Zhong
                                            Ocean Petroleum Building Room 1211
                                            Guangzhou, China
                  Legal Representative:     Cai Hanxiong
                  Position:                 General Manager
                  Nationality:              Chinese

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                        Chapter 3 - Exclusive Agent Scope

Item 3 Party B to install wrapped pillar advertising to the Guangzhou MTR Lines 1 and 2 twelve stations.

                            Chapter 4 - Contract Term

Item 4 The contract term for Party B to install wrapped pillar advertising to the Guangzhou MTR Lines 1 and 2 twelve stations is 5 years. Part B will assist Party A in applying for the initial advertising license from the Department of Commerce; it is considered force majeure if not successful.

                           Chapter 5 - Scope and Scale

Item 5 Contract Scope

The scope of the co-operation is the Guangzhou MTR Lines 1 and 2 twelve stations. 8 on Line 1 (stations named) and 4 on Line 2 (stations named). Number of pillars depends on the actual station, between 8 to 12 pillars.

Item 6 Term

The term is 5 years from November 1, 2004 to October 31, 2009. At the end of the term, if Party A continues to employ this format, Party B has priority under similar terms.

Item 7 Release Contents

Party B can only release advertisements according to the Advertising Laws as well as other Laws. All advertisements have to be legal, real and effective.

                     Chapter 6 - Rights and Responsibilities

Item 10 Party A's Responsibilities

      1.    Safety, tidiness and maintenance of the pillar ads.

      2.    Safety liaison and supervision of the pillar ads.

      3. Annual renewal from the Department of Commerce and its cost; to ensure that the legality of the ads.

      4. Assist Party B in installation and liaison with other MTR departments.

      5. Approve each ad according to [Advertising Law of the People's Republic of China] and inspect the contents of the ads.

Item 11 Party A's Rights

      1. Make sure Part B adhere to the applicable law and rules and regulations of the MTR. The right to approve an advertisement design and reject any unlawful advertisement, whether it be against advertising law, or social ethics, or detrimental to the image of the Guangzhou MTR.

      2.    Receive management fees from Party B.

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Item 12 Party B's Responsibilities

      1. The cost of design, production, installation and other fees of the pillar ads.

      2. The operations of the pillar ads; guarantee its legality, and independently responsible for its economic and legal consequences.

      3. The cost of design, production, installation of the pillar ads; get Party A's approval before putting the ad into production.

      4.    Periodically pay Party A full management fees on time.

      5. Protect and care for equipment and supplies supplied by Party A, responsible for equipment's security and maintenance.

      6. Accept Party A's management, supervision and coordination. Onsite workers to adhere to the rules and regulations of the MTR.

      7. The advertising and media advertising operating rights stay with Party B, can not be transferred or assigned.

Item 13 Party B's Rights

      1. During the term of the contract, Party B can operate the business according to market conditions and promotions.

                           Chapter 7 - Payment Method

Item 14 Party B will pay management fees on the 7th of that month to an account designated by Party A, Party A will issue receipt.

1. Management fee for the MTR Line 1 and 2 pillar ad for the term of the contract (i.e. October 31, 2009). From November 1, 2004 management fee is One Hundred Thousand Renminbi per month (RMB 100,000).

Item 15 Within 7 days of this contract, Party B will pay One Million Two Hundred Thousand Renminbi to Party A, as a contract deposit from B to A.

                 Chapter 8 - Contract Violation Responsibilities

Item 16 Party B is in violation is it does not pay the full contract deposit to Party A within 7 days of signing this contract. Party A has the right to terminate the contract.

Item 17 Party A is in violation if 7 days after receiving the full contract deposit from Party B and does not deliver the advertising rights to Party B, Party A has to return whatever payment is made together with penalties.

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Item 18 During the term of the contract, if Party B violates any law or rules and regulations of the MTR, Party B is responsible for all economic damages to Party A, Party A can cancel the contract band keep the contract deposit.

Item 19 Party B has to pay Party A management fees on time. If Party B is late, on top of the management fee, also required to pay a 0.05% daily late charge. If late over 1 month, then Party B is in violation, Party A has the right to terminate the contract and keep the contract deposit.

Item 20 During the term of the contract, in order to protect the spirit of the contract, if either party needs to terminate the contract and it is not force majeure, it has to give 30 days notice to the other party, otherwise the party is in violation and is responsible to compensate the other party for its economic loss.

                            Chapter 9 - Force Majeure

Item 21 Force Majeure refers to events or effects that cannot be reasonably anticipated or controlled by either party, including: natural disaster, war, disastrous incidents, governmental rulings and exceptional airport operational or environmental requirements.

Item 22 If either side cannot carry out all or part of its responsibilities due to force majeure, it has to notice the other side within 7 days, together with a detail report and associated proof.

Item 23 If force majeure is declared, the parties should try to resolve the situation and resume normal operations. If the force majeure causes either or both sides to unable to carry out its responsibilities for over 60 days, then either side can terminate this contract by notifying the other side in writing and no damages have to be paid.

Item 24 At the termination of this contract, Party A will return the whole contract deposit within 10 days to Party B without interest, if it is not returned in time, then Party A has to pay a 0.5% daily interest to Party B.

      Chapter 10 - Contract Cancellation, Termination and Early Termination

Item 25 Either side cannot terminate this contract unless it is force majeure. If both sides decide to terminate this contract, there has to be a one month notice to execute the termination.

Item 26 If both sides cannot come to agreement regarding termination, Item 28 will apply.

Item 27 With 30 days of the term of this contract, if both sides agree to extend the contract, a new contract will be signed.

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                         Chapter 11 - Dispute Resolution

Item 28 If disputes arise during the term of the contract, both sides should try to resolve the dispute through friendly negotiations. If dispute persist, either side can take the dispute to a court with jurisdiction.

             Chapter 12 - Changes and Effective Date of the Contract

Item 29 This contract is effective upon signing by both parties, and will continue regardless of change in personnel. All changes and alterations are subject to negotiations by both parties, and signed and sealed by legal representatives of both parties. Any changes and alternations will form attachments to this contract and becomes an undetachable part of this contract.

Item 30 There are 8 copies of this contract, Party A holds six, Party B holds two.

Party A:                   Guangzhou MTR Company


Legal Representative:      Kang Ceng
                           Signed and Sealed


Date:                      September 16, 2004


Party B:                   Guangzhou Chuangrun Media Company Limited


Legal Representative:      Cai Hanxiong
                           Signed and Sealed


Date:                      September 16, 2004